EXHIBIT 4.3

THIS DEBENTURE AND THE SHARES OF COMMON STOCK OF SONUS COMMUNICATION HOLDINGS, INC., A DELAWARE CORPORATION (THE "BORROWER") INTO WHICH THIS DEBENTURE MAY BECOME CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.



SONUS COMMUNICATION HOLDINGS, INC.

	8%  CONVERTIBLE DEBENTURE


April ____, 2001
New York, New York


$____,000

FOR VALUE RECEIVED, SONUS COMMUNICATION HOLDINGS, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of _______________________, with an address at
____________________________("Lender") the principal sum of
_________ Thousand Dollars ($____,000), together with interest accrued thereon at an interest rate equal to eight percent (8%) per annum on the date (the "Maturity Date") that is twelve (12) months from the date first set forth above. Anything to the contrary herein notwithstanding, no payment of principal or interest shall be required to be made by Borrower to the extent such principal or interest is converted into shares of common stock of the Borrower (the "Common Stock") as provided herein.

Notwithstanding any other provision hereof, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. Both principal and interest are payable in lawful money of the United States of America to the Lender at the address above indicated.

This Debenture and the provisions hereof are to be construed according to, and are governed by, the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, and this Debenture is further subject to the following additional provisions:

1. Events of Default. (a) If the Borrower shall default in the payment of the principal or interest of this Debenture after the same shall become due and payable, and such default shall not have been remedied within thirty (30) days after written notice thereof to Borrower; then the Lender of this Debenture may, at any time thereafter, at its option by written notice to the Borrower, declare the principal and all accrued interest thereon to be immediately due and payable, and thereupon the same shall become so due and payable.

(b) Non-Waiver and Other Remedies. No course of dealing or delay on the part of Lender in exercising any right hereunder shall operate as a waiver thereof or otherwise prejudice the right of any Lender. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. In case of any Event of Default, Borrower will reimburse the Lender for its reasonable attorneys' fees incurred in connection with the enforcement of its rights hereunder.

2.	Conversion Feature; Mechanics of Conversion or Cash
Payment.

		(a) At any time on or prior to the Maturity Date, the Lender may, at its option, convert all or such portion of outstanding principal and accrued but unpaid interest hereon
(the "Outstanding Amount") as Lender may designate in writing, into such number of shares of Borrower's Common Stock (the
"Conversion Shares") as is equal to the quotient obtained by dividing (A) the Outstanding Amount, or in the case of a partial conversion of this Debenture, such portion of the Outstanding
Amount as Lender may specify in writing to Borrower, by (B)
Three Cent ($.03) (the "Conversion Price"), rounded to the nearest whole share, by providing the Borrower with written notice thereof (the "Conversion Notice"). Accrued interest hereon shall be converted prior to conversion of any outstanding principal.

		(b) Mechanics and Effect of Conversion. No fractional shares of the Borrower's Common Stock will be issued upon conversion of this Debenture. In lieu of any fractional share to which the Lender would otherwise be entitled, the Borrower will pay to Lender in cash the amount of the unconverted portion of this Debenture that would otherwise be converted into such fractional shares. Upon conversion of this Debenture, Lender shall surrender this Debenture, duly endorsed, at the principal offices of the Borrower or any transfer agent of the Borrower.
At its expense, the Borrower will, as soon as practicable thereafter, issue and deliver to Lender a certificate or certificates for the number of shares of Common Stock to which Lender is entitled upon such conversion, together with such other securities and property to which Lender is entitled upon such conversion under the terms of this Debenture, including a check payable to Lender for any cash amounts payable as described herein. Upon conversion of this Debenture, the Borrower will be forever released from all of its obligations and liabilities under this Debenture, including without limitation the obligation to pay the principal and interest due and payable under this Debenture.

(c) Mechanics of Cash Payment. Upon request for payment of this Debenture at any time after the Maturity Date, Lender shall surrender this Debenture, duly endorsed, at the principal offices of the Borrower. At its expense, the Borrower will, as soon as practicable thereafter, make a cash payment in lawful money of the United States of the principal and interest due and payable under this Debenture. Upon request for payment and satisfaction thereof, the Borrower shall be forever released from all of its obligations and liabilities under this Debenture, including without limitation any conversion rights otherwise applicable under this Debenture.

(d) Adjustment for Merger or Reorganization, Etc. In case of any consolidation or merger of the Borrower with or into another corporation, or the conveyance of all or substantially all of the assets of the Borrower to another corporation, or upon a stock split, stock dividend, consolidation or like event, this Debenture shall thereafter be convertible into the number of shares of stock or other securities or property to which a Lender of the same number of shares of Common Stock deliverable upon conversion of this Debenture would have been entitled upon such event; and, in any such case, appropriate adjustment shall be made to the Conversion Price, as is appropriate for the circumstances, to the extent that the provisions set forth herein shall be thereafter applicable in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Debenture.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price, the Borrower at its expense promptly shall compute such adjustment or readjustment and furnish to the Lender of this Debenture a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, which shall be conclusive absent manifest error.

(f) Further Adjustments. In case at any time conditions arise which in the opinion of the Board of Directors or in the opinion of the Lender, are not adequately covered by the provisions of this Section 2, or which might materially and adversely affect the rights of the Lender in connection with the conversion of the Debentures, then the Board of Directors shall appoint a firm of independent certified public accountants of recognized national or regional standing, who shall give their opinion upon the adjustment, if any, necessary with respect to the Conversion Price, so as to preserve the conversion rights of the Lender. Upon receipt of such opinion, the Board of Directors forthwith shall make the adjustments described therein.

3. Representations and Warranties of Lender. Lender hereby represents and warrants to Borrower as follows:

a.  Purchase Entirely for Own Account, Etc..  The
Conversion Shares to be acquired by Lender hereunder upon conversion of this Debenture will be acquired for investment for Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Lender has no present intention of selling, granting any participation in, or otherwise distributing this Debenture or the Conversion Shares. Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person with respect to this Debenture or the Conversion Shares. The Lender has not construed the contents of this Debenture, or any additional agreement with respect to the proposed investment in the Shares or any prior or subsequent communications from Borrower, or any of its officers, employees or representatives, as investment, tax or legal advice, or as information necessarily applicable to such Lender's particular financial situation. The Lender has consulted its own financial advisor, tax advisor, legal counsel and accountant, as necessary or desirable, as to matters concerning his investment in the Conversion Shares.

b. Disclosure. Lender has received or reviewed all the information which such Lender has requested for the purposes of determining the merits of the Conversion Shares as an investment.. Lender has had an opportunity to ask questions and receive answers from the Borrower regarding the Borrower, its business, and the terms and conditions of the conversion of this Debenture and the Conversion Shares. LENDER ACKNOWLEDGES AND AGREES THAT THE CONVERSION OF THE DEBENTURE INVOLVES A HIGH DEGREE OF RISK, AND MAY RESULT IN A LOSS OF THE ENTIRE AMOUNT CONVERTED. THERE IS NO ASSURANCE THAT THE BORROWER'S OPERATIONS WILL BE PROFITABLE IN THE FUTURE OR THAT ANY PUBLIC MARKET FOR THE SHARES WILL BE AVAILABLE.

c. Accredited Lender. Lender is, as of the date hereof and as of the date all or any portion of this Debenture is converted into Conversion Shares, an accredited Lender as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended ("Securities Act"). Lender is capable of bearing the economic risk of an investment in the Conversion Shares, including the possible loss of Lender's entire investment. Lender has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Conversion Shares offered hereby. If other than an individual, Lender has not been organized solely for the purpose of acquiring the Conversion Shares.

d. Restricted Securities. Lender understands that the Conversion Shares are "restricted securities" as defined in the Securities Act, and that under federal and state securities laws the Conversion Shares may be resold without registration under the Securities Act only in certain limited circumstances. Lender is familiar with Rule 144 promulgated by the Commission under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act generally. Lender also acknowledges that the Shares are subject to significant restrictions on transfer, pledge or hypothecation.

e. Legends. It is understood that certificates or other evidence of the Conversion Shares may bear the following legend, as well as any legend required by the laws of any state:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE
SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE
ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH
RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION
OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH
REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID
EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933,
AS AMENDED."
	Section 4.  Piggy-Back Registration Rights.
(a)  Grant of Piggy-Back Rights.  In the event that the
Borrower shall hereafter initiate a registration of any of its common stock (a "Registered Offering"), either for its own account or the account of any other Lender or Lenders of equity securities or securities convertible into equity securities of the Borrower, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, (iii) a registration in which the only equity security being registered is capital stock issuable upon conversion of convertible (or exchange of exchangeable) debt securities which are also being registered, or (iv) an initial public offering of the Borrower, the Borrower will provide the Lender with written notice thereof within 30 days of the filing date of the first registration statement filed in connection with the Registered Offering (the "Borrower Notice"), and,
subject to the other terms and conditions set forth in this
Section, include in such registration (and any related
qualification under blue sky laws or other compliance) and any underwriting involved therein, if any, the Conversion Shares which the Lender requests to be included therein within 10 days after the date of the Borrower Notice (collectively, the "Registrable Securities").
	(b) Underwritten Registered Offering. If the Registered Offering of which the Borrower gives notice is for a registered public offering involving an underwriting, the Borrower shall so advise the Lender as a part of the Borrower Notice. In such event, the Lender's rights to registration pursuant to this
Section 9 shall be conditioned upon the Lender's participation in such underwriting, and the inclusion of the Lender's
Registrable Securities in the underwriting shall be limited to the extent provided herein. The Lender shall (together with the Borrower and the other Lenders distributing their securities through such underwriting, if any) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Borrower. Notwithstanding any other provision of this Section 9, if the managing
underwriter determines that marketing factors require a
limitation of the number of shares to be underwritten, the
managing underwriter may limit the number of the Lender's Registrable Securities to be included in such registration to such number of the Lender's Registrable Securities which the managing underwriter determines can be included in such underwriting without reducing the number of shares to be sold by the Borrower pursuant to such underwriting or by any persons or entities exercising demand registration rights in connection with such registration. In such event, the Borrower shall so advise the Lender and the number of shares (other than shares being registered by the Borrower) that may be included in the registration and underwriting shall be allocated among all the Lenders of the Borrower's shares wishing to participate in the Registered Offering in proportion, as nearly as practicable, to the respective amounts of shares held by such Lenders at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Borrower may round the number of shares allocated to any
Lender to the nearest 100 shares.  If the Lender disapproves of the terms of any such underwriting, the Lender may elect to
withdraw therefrom by written notice to the Borrower and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement
relating thereto, or such other shorter period of time as the underwriters may require.
	(c)  	Termination and Withdrawal of Registration.  The
Borrower shall have the right to terminate or withdraw any Registered Offering or other registration prior to the effectiveness of such registration whether or not the Lender has elected to include its Registrable Securities in such registration.
	(d)	Expenses.  All registration expenses incurred in
connection with registrations pursuant to this Section 9 shall be borne by the Borrower. Unless otherwise stated, all selling expenses relating to the Lender's Registrable Securities shall be borne by the Lender.
	(e)	Notification Requirements.  In the case of each
registration, qualification or compliance effected by the
Borrower pursuant to this Agreement, the Borrower will keep the Lender advised in writing as to the initiation of each registration, qualification and compliance and as to the
completion thereof. At its expense the Borrower will:
		(i)	prepare and file with the Commission a
registration statement with respect to such securities and use reasonable best efforts to cause such registration statement to become and remain effective for at least one hundred twenty
(120) days or until the distribution described in the
registration statement has been completed, whichever first
occurs; and
		(ii)	furnish to the Lender, should the Lender
participate in such registration, and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final
prospectus and such other documents the Lender and/or the underwriters may reasonably request in order to facilitate the public offering of such securities.
	(f) 	Underwriting Agreement Governs.  In the event the
terms of this Section 9 conflicts with the terms of any
underwriting agreement in connection with any registration hereunder, the terms of such underwriting agreement shall control.
	(g)	Information.  If the Lender's Registrable Securities
are to be included in any Registered Offering, the Lender shall furnish to the Borrower such information as the Borrower may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.
	(h)	Termination.  The rights granted pursuant to this
Section 9 shall terminate at such time as the Borrower has registered the Lender's Registrable Securities in a Registered Offering or other registration or when the Lender is permitted to sell all of its Warrant Shares within any ninety day period under Rule 144 promulgated under the Securities Act of 1933.
	Section 5.   Indemnification.
	(a)  Indemnification.  The Lenders agree, if any of
Lenders' Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, to indemnify the Borrower, each of its directors and officers, each underwriter, if any, of the Borrower's
securities covered by such a registration statement, each Person who controls the Borrower or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Lender, each of its officers and directors and each Person controlling such Lender within the meaning of Section 15 of the Securities
Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any
untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Borrower, such Lenders, such directors, officers, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such
untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the
Borrower by the Lender.  Notwithstanding the foregoing, the
Lender's liability under this subsection shall be limited in an amount equal to the initial price of the Registrable Securities sold by the Lender, unless such liability arises out of or is based on willful misconduct by the Lender.
	(b)	Indemnification Procedure.  Each party entitled to
indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

6. Covenants of Lender. Lender hereby covenants with Borrower that Lender shall not make any disposition of all or any portion of the Conversion Shares unless and until:

a. There is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; or

b. Such Lender shall have notified Borrower of the proposed disposition and shall have furnished Borrower with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by Borrower, Lender shall have furnished Borrower with an opinion of counsel, in form and substance satisfactory to Borrower, that such disposition will not require registration of the Conversion Shares under the Securities Act.

		7.  Covenants of Borrower.  The Borrower
covenants and agrees that for so long as this Debenture shall remain outstanding the Borrower:

	a. will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock such number of shares that will be sufficient to permit the conversion in full of all outstanding Debentures;

	b. will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon conversion of the Debentures shall, at the time of delivery of the certificates for such shares, be duly and validly authorized, issued, fully paid and non-assessable;

	c. will duly and punctually pay, or cause to be paid, the principal and interest on this Debenture on the date(s) on which such principal and interest comes due and payable in accordance with the terms hereof;

	d. will preserve and keep in full force and effect its corporate existence;

	e will not declare or pay any cash dividend or other distribution on the Common Stock or make, or directly or indirectly assume, any liability or obligation in connection with any distribution of any sort in respect to its Common
Stock.


SONUS COMMUNICATION HOLDINGS, INC.



By:
     Sheri Shen, Chief Executive
Officer




AGREED TO AND ACCEPTED BY:

By:______________________________
Name:____________________________
Title:_____________________________